Exhibit 32.1

CERTIFICATION OF CO-PRESIDENTS AND CHIEF FINANCIAL OFFICER

Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

In connection with the Annual Report on Form 10-K of Redwood Enhanced Income Corp. (the “Company”) for the annual period ended December 31, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Ruben Kliksberg and Sean Sauler, as Co-Presidents of the Company, and I, Toni Healey, as Chief Financial Officer of the Company, hereby certify, to the best of our knowledge that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Ruben Kliksberg
Name: Ruben Kliksberg
Title: Co-President

Date: March 14, 2025 /s/ Sean Sauler Name: Sean Sauler Title: Co-President Date: March 14, 2025 /s/ Toni Healey Name: Toni Healey Title: Chief Financial Officer Date: March 14, 2025